Exhibit 22
LIST OF SUBSIDIARY GUARANTORS
The following subsidiaries of EPR Properties (the "Company") were, as of December 31, 2020, guarantors of the Company's 5.250% Senior Notes due 2023, 4.500% Senior Notes due 2025, 4.750% Senior Notes due 2026, 4.500% Senior Notes due 2027, 4.950% Senior Notes due 2028 and 3.750% Senior Notes due 2029:

Name	Jurisdiction of Organization
30 West Pershing, LLC	Missouri
Adelaar Developer, LLC	Delaware
Burbank Village, L.P.	Delaware
Cantera 30 Theatre, L.P.	Delaware
CLP Northstar, LLC	Delaware
Early Childhood Education, LLC	Delaware
ECE I, LLC	Delaware
ECE II, LLC	Delaware
Education Capital Solutions, LLC	Delaware
EPR Brews, LLC	Delaware
EPR Concord II, L.P.	Delaware
EPR Experience, LLC	Delaware
EPR Fitness, LLC	Delaware
EPR Hialeah, Inc.	Missouri
EPR Karting, LLC	Delaware
EPR Lodging, LLC	Delaware
EPR North US LP	Delaware
EPR Parks, LLC	Delaware
EPR Resorts, LLC	Delaware
EPR Springs, LLC	Delaware
EPR Tuscaloosa, LLC	Delaware
EPT 909, Inc.	Delaware
EPT Aliso Viejo, Inc.	Delaware
EPT Arroyo, Inc.	Delaware
EPT Auburn, Inc.	Delaware
EPT Biloxi, Inc.	Delaware
EPT Boise, Inc.	Delaware
EPT Chattanooga, Inc.	Delaware
EPT Columbiana, Inc.	Delaware
EPT Concord II, LLC	Delaware
EPT Dallas, LLC	Delaware
EPT Davie, Inc.	Delaware
EPT Deer Valley, Inc.	Delaware

EPT DownREIT II, Inc.	Missouri
EPT Firewheel, Inc.	Delaware
EPT First Colony, Inc.	Delaware
EPT Fresno. Inc.	Delaware
EPT Gulf Pointe, Inc.	Delaware
EPT Hamilton, Inc.	Delaware
EPT Hattiesburg, Inc.	Delaware
EPT Huntsville, Inc.	Delaware
EPT Hurst, Inc.	Delaware
EPT Indianapolis, Inc.	Delaware
EPT Kalamazoo, Inc.	Missouri
EPT Kenner, LLC	Delaware
EPT Lafayette, Inc.	Delaware
EPT Lawrence, Inc.	Delaware
EPT Leawood, Inc.	Delaware
EPT Little Rock, Inc.	Delaware
EPT Macon, Inc.	Delaware
EPT Mad River, Inc.	Missouri
EPT Manchester, Inc.	Delaware
EPT Melbourne, Inc.	Missouri
EPT Mesa, Inc.	Delaware
EPT Mesquite, Inc.	Delaware
EPT Modesto, Inc.	Delaware
EPT Mount Snow, Inc.	Delaware
EPT New England, LLC	Delaware
EPT Nineteen, Inc.	Delaware
EPT Pensacola, Inc.	Missouri
EPT Pompano, Inc.	Delaware
EPT Raleigh Theatres, Inc.	Delaware
EPT Ski Properties, Inc.	Delaware
EPT South Barrington, Inc.	Delaware
EPT Twin Falls, LLC	Delaware
EPT Virginia Beach, Inc.	Delaware
EPT Wilmington, Inc.	Delaware
Flik, Inc.	Delaware
Megaplex Four, Inc.	Missouri
Megaplex Nine, Inc.	Missouri
New Roc Associates, L.P.	New York
Tampa Veterans 24, L.P.	Delaware
Westcol Center, LLC	Delaware